UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

RADISYS CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	0-26844	93-0945232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5435 NE Dawson Creek Drive
Hillsboro, Oregon	97124
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 615-1100

No Change
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 1, 2013, the Board confirmed the appointment of Mr. Allen Muhich as Chief Financial Officer, Vice President of Finance and Secretary of the Company (principal financial officer and principal accounting officer), as Mr. Muhich had previously been serving on an interim basis.

In connection with his promotion, the Compensation Committee approved: an increase in Mr. Muhich's annual base salary to $275,000 and variable incentive target compensation to $137,500, for a total annual target cash amount of $412,500; an increase in Mr. Muhich's previously disclosed special incentive cash compensation target to $120,000, payable upon attainment of certain performance targets; grants under the 2007 Stock Plan, effective February 1, 2013, of 32,000 incentive stock options with an exercise price equal to the fair market value of the Company's common stock at the close of trading on the date of grant, a term of seven years with one-third vesting on the first anniversary of the date of grant and the remainder vesting monthly in installments of 1/24 per month; a grant, effective February 1, 2013, under the Company's Long-Term Incentive Plan (“LTIP”) of performance-based RSUs for a target of 10,000 shares (656.25 shares threshold and 25,000 shares maximum) with the same terms and conditions previously disclosed with respect to LTIP RSUs in the Company's Current Report on Form 8-K filed September 10, 2012; amendments to his executive severance agreement and executive change of control agreement to extend the severance amounts to twelve (12) months from nine (9) months of base pay and COBRA coverage; and an amendment to his executive change of control agreement to provide that, if certain conditions are satisfied, all stock options, restricted stock units and other similar awards granted to Mr. Muhich shall be immediately exercisable in full, or vested, as applicable, in accordance with the applicable provisions of the relevant award agreement and the plan.

The foregoing descriptions of the awards under the 2007 Stock Plan, the LTIP, the amended and restated executive severance agreement with Mr. Muhich, and the amended and restated executive change of control agreement with Mr. Muhich do not purport to be complete and are qualified in their entirety by reference to the 2007 Stock Plan and the award agreements thereunder, the LTIP and the award agreements thereunder, the amended and restated executive severance agreement with Mr. Muhich and the amended and restated executive change of control agreement with Mr. Muhich, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1	Amended and Restated Executive Severance Agreement dated February 1, 2013 between Radisys Corporation and Allen Muhich.
10.2	Amended and Restated Executive Change of Control Agreement dated February 1, 2013 between Radisys Corporation and Allen Muhich.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADISYS CORPORATION

Dated: February 5, 2013	By:	/s/ Allen Muhich
Allen Muhich
Chief Financial Officer, Vice President of Finance and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Amended and Restated Executive Severance Agreement dated February 1, 2013 between Radisys Corporation and Allen Muhich.
10.2	Amended and Restated Executive Change of Control Agreement dated February 1, 2013 between Radisys Corporation and Allen Muhich.